UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2015

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2015, Sea of Green Systems, Inc. (“SOGS”), a wholly-owned subsidiary of Ecosphere Technologies, Inc. (the “Company”), sold $1.3 million worth of Ecos GrowCube™ equipment to Waveseer Properties, LLC (“Waveseer”). In recognition of the contributions of Dennis McGuire, the Company’s Chairman and Chief Executive Officer, in inventing the Ecos GrowCube™ technology and in helping SOGS close on the technology sale, on July 23, 2015, the Company’s Board of Directors awarded Mr. McGuire a cash bonus, payable immediately, equal to 4% of the proceeds of the sale, or $52,000. Since December 2013, Mr. McGuire had declined to receive any bonus compensation from the Company.

Item 8.01   Other Events.

As described above, on July 17, 2015, SOGS sold $1.3 million worth of Ecos GrowCube™ equipment to Waveseer. On July 20, 2015, SOGS received a 50% deposit from Waveseer to begin the manufacturing process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: July 29, 2015